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                                                                   EXHIBIT 10.33
                          ACCUMED INTERNATIONAL, INC.
                            (A DELAWARE CORPORATION)
                            ------------------------
                                PROMISSORY NOTE
                            ------------------------

                                                               Chicago, Illinois
$61,000.00                                                          May 22, 1996

    Peter P. Gombrich (the "Payor"), for value received, promises to pay to AccuMed International, Inc., a Delaware corporation, with its principal place of business located at 920 N. Franklin Street, Suite 402, Chicago, Illinois 60610 (the "Payee") on or before ten (10) days from and after the date of this Promissory Note (the "Maturity Date") at the Payee's address set forth hereinabove or, at such other place as the Payee shall hereafter specify in writing, the principal sum of Sixty One Thousand Dollars ($61,000.00), in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

    The following is a statement of the rights of the Payee and the conditions to which this Note is subject, to which the Payee, by the acceptance of this Note, agrees:

    1.  INTEREST AND PAYMENT.

    1.1 The unpaid principal amount hereof shall bear simple interest from the date hereof at the rate of 10% per annum until the Maturity Date (or until any such earlier date of payment if this Note is prepaid as hereinafter provided).

    1.2 Interest shall be payable in arrears, on the last day of each month until paid in full.

    1.3 If payment of the principal amount hereof and interest accrued thereon is not made on or prior to the Maturity Date, then interest shall accrue on such unpaid principal amount from the date of nonpayment to the date of payment at the interest rate of 17% per annum or the maximum interest rate permitted by applicable law, if lower than 17%.

    1.4 In no event shall the Payee be entitled to receive interest, however characterized and including other consideration received in connection with this Note, at an effective rate in excess of the maximum rate permitted by law. In the event that a court of competent jurisdiction shall determine that such amounts paid or agreed to be paid by the Payor in connection with this Note cause the effective interest rate under this Note to exceed the maximum rate permitted by law, such interest shall automatically be reduced to the maximum rate permitted by law over the term hereof, and, in such event, the Payee shall either apply to the reduction of the unpaid principal balance of this Note any amounts received by it deemed to constitute excessive interest or refund such excess to the Payor.

    The Payor may prepay all or any portion of the principal amount outstanding and accrued interest under this Note without penalty at any time. In the event of prepayment of any principal, interest will thereafter cease to accrue as to the portion prepaid.

    2. EVENTS OF DEFAULT. If any of the following events shall occur (herein individually referred to as an "Event of Default"), the Payee may declare the entire unpaid principal and accrued interest on this Note immediately due and payable, by a notice in writing to the Payor:

        2.1 Any default by the Payor under any provision of this Note (provided such default is not cured by the Payor within ten (10) days after receipt of written notice of such default from Payee) or if any material representation or warranty of the Payor herein is untrue; or

        2.2 The institution by the Payor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by him to institution of bankruptcy or insolvency proceedings against him or the filing by him of a petition or answer or consent seeking reorganization or release under the Federal bankruptcy laws, or any other applicable Federal or state law, or the consent by him to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of the Payor, or of any substantial part of his property, or the making by him of an
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    assignment  for the benefit of creditors, or the admission by him in writing of his inability to pay his debt generally as they become due or the taking of corporate action by the Payor in furtherance of any such action; or

        2.3 If, within 30 days after the commencement of an action against the Payor seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Payor stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 30 days after the appointment without the consent or acquiescence of the Payor of any trustee, receiver or liquidator of all or any substantial part of the properties of the Payor, such appointment shall not have been vacated.

        2.4 If the Payor shall have failed to pay in full the outstanding principal balance and accrued interest thereon on or prior to the Maturity Date.

    3. OWNERSHIP REGISTRATION; NO TRANSFERS OR ASSIGNMENTS. The Payor may deem and treat the person in whose name this Note shall be registered as the absolute owner of such Note for the purpose of receiving payment of principal and interest and for all other purposes. The Payee may not transfer or assign this Note or any of the rights hereunder without the prior written consent of the Company at its sole discretion.

    4. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified only upon the written consent of the Payor and the Payee.

    5. ATTORNEYS' FEES. In the event of any action by the Payee to enforce the terms hereof the Payee shall be obligated to pay all Payor's reasonable attorneys' fees and costs in connection therewith in the event Payor prevails.

    6.   GOVERNING LAW.   The provisions of  this Note shall  be governed by and
construed in accordance with the laws of the State of Illinois.

    IN WITNESS WHEREOF, the Payor has caused this Note to be signed in its name this 22nd day of May, 1996.

                                          ACCUMED INTERNATIONAL, INC.

                                          By: /s/ Peter P. Gombrich
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                                             Peter P. Gombrich